                      SECURITIES AND EXCHANGE COMMISSION


                           Washington, D.C.   20549



                                   FORM 8-K

                                CURRENT REPORT

    Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934



      Date of Report (Date of earliest event reported): February 7, 1997



                         Barrett Resources Corporation
          ----------------------------------------------------------
            (Exact name of registrant as specified in its charter)


       Delaware                         1-13446                  84-0832476
----------------------------        ----------------        --------------------
(State or other jurisdiction        (Commission File        (IRS Employer
 of incorporation)                  Number)                 Identification No.)


      1515 Arapahoe Street, Tower 3, Suite 1000, Denver, Colorado   80202
    ----------------------------------------------------------------------
        (Address of principal executive offices)            (Zip Code)



       Registrant's telephone number, including area code (303) 572-3900
                                                          --------------

Item 5. Other Events
        ------------

     (a)  Press Release. The information set forth in a Press Release of Barrett
          -------------
Resources Corporation (the "Company" or the "Registrant") dated February 7, 1997, which is filed as an exhibit hereto, is incorporated herein by reference.

     (b)  Drilling Of Cave Gulch #16 Well.  The Company's Cave Gulch #16 well
          -------------------------------
has reached total depth of 19,106 feet. The Company plans to begin testing the well in mid-March 1997.

     (c)  Amendment Of Bank Credit Facility.  The current borrowing base under
          ---------------------------------
the Company's bank credit facility is $205 million, based on the lending banks' review of June 30, 1996 proved reserve information and the Company's projected cash requirements. The banks have agreed that, upon the contemplated issuance of $150 million of senior notes of the Company due in the year 2007, the borrowing base will be reduced to $75 million.

          Also upon completion of the contemplated issuance of the $150 million of senior notes, the banks will cancel the guarantees of the bank credit facility by the Company's subsidiaries, and the Company will undertake during the next year to merge or consolidate certain of its subsidiaries, including Plains Petroleum Operating Company, with the Company, or to acquire substantially all the assets of those subsidiaries. The Company will not consummate the merger or consolidation with the Company, or the asset acquisition, of any subsidiary in the event that, in the good faith judgment of the banks, those actions are prevented by material legal or accounting issues or will result in a material and adverse tax or economic detriment to the Company and its subsidiaries.

     (d)  Participation In Maranon Basin, Peru.  In late January 1997, the
          ------------------------------------
Company entered into an agreement with industry partners that provided the Company with a license covering approximately two million gross acres located in the Maranon Basin of northeastern Peru. The Company and its partners intend to acquire and analyze 200 to 250 miles of seismic data in preparation for exploratory drilling to begin in late 1997 or early 1998. The Company's participation, which is subject to approval of the government of Peru, is intended to consist of a 45 percent working interest, subject to a cost commitment of 60 percent of the 1996 and 1997 seismic costs and 60 percent of the cost of up to three exploratory wells. It is anticipated that the Company will be designated operator for operations in this area in mid-1997.

     (e)  Disclosure Regarding Forward-Looking Statements.  This Current Report
          -----------------------------------------------
on Form 8-K includes "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended (the "Securities Act"), and
Section 21E of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). All statements other than statements of historical facts included in this Current Report, including without limitation statements under "Item 5-- Other Events--(a) Press Release", "--(b) Drilling Of Cave Gulch #16 Well," and "--(d) Participation In Maranon Basin, Peru", regarding the Company's reserve quantities and net present values, business strategy, plans and objectives of management of the Company for future operations and capital expenditures, are forward-looking statements. Although the Company believes that the expectations reflected in the forward-looking statements and the assumptions upon which such forward-looking statements are based are reasonable, it can give no assurance that such expectations and assumptions will prove to have been correct. Reserve estimates are generally different from the quantities of oil and natural gas that are ultimately recovered. The nature of the natural gas and oil business involves a variety of risks, including the risks of operating hazards such as fires, explosions, cratering, blow-outs, encountering formations with abnormal pressures and damage or loss from adverse weather and seas, the occurrence of any of which could result in losses to the Company. Additional important factors that could cause actual results to differ materially from the Company's expectations ("Cautionary Statements") are disclosed in the "Risk Factors" section of the Prospectus included in the Registration Statement on Form S-3 of the Company (Registration No. 333-19363) and elsewhere in that Prospectus. All written and oral forward-looking statements attributable to the Company or persons acting on its behalf subsequent to the date of this Current Report are expressly qualified in their entirety by the Cautionary Statements.


Item 7.  Financial Statements And Exhibits.
         ---------------------------------

     (c)  Exhibits

Exhibit
Number         Description
------         -----------

99.1           Press Release dated February 7, 1997.

                                   SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Date:  February 10, 1997                    BARRETT RESOURCES CORPORATION



                                           By:  /s/ Robert W. Howard
                                              --------------------------------
                                              Robert W. Howard
                                              Senior Vice President